Exhibit 10.1

AMENDMENT NUMBER ONE
TO THE IWIN FINANCIAL CORPORATION
AMENDED AND RESTATED 2001 STOCK PLAN

This Amendment Number One to the Irwin Financial Corporation Amended and Restated 2001 Stock Plan (this "Amendment") is effective as of February 5, 2008 (the "Effective Date").

1. The words "Phantom Stock Unit" and "Phantom Stock Units" in the Irwin Financial Corporation Amended and Restated 2001 Stock Plan (the "Original Plan") are here by deleted and replaced with the words "Restricted Stock Unit" and "Restricted Stock Units," respectively.

2. Section 10 of the Original Plan is hereby deleted in its entirety and replaced with the following:

Section 10. Restricted Stock Units

Section 10.1 Grant of Restricted Stock Units. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock Units shall be evidenced by an Award agreement which shall specify the number of shares of stock granted, the schedule for lapse of the restrictions or the period for measuring performance criteria or standards, and such other provisions as the Committee shall determine. If such Award agreement specifies a purchase price to be paid by Participant for the Restricted Stock Units, such price may be paid in any of the forms described under Sections 7.5(a)-(f) above.

(a) The Committee may, at any time and from time to time, establish performance criteria or standards with respect to an Award of Restricted Stock Units. The performance criteria or standards shall be determined by the Committee in writing and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria or standards relate to one or more of the following: earnings, earnings growth, revenues, expenses, stock price, market share, charge-offs, loan loss reserves, reductions in non-performing assets, return on assets, return on equity, or assets, investment, regulatory compliance, satisfactory internal or external audits (including risk management assessments), improvement of financial ratings, achievement of balance sheet or income statement objectives, extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisition expenses including goodwill, unplanned stock offerings and strategic loan loss provisions. Such performance criteria or standards may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Company generally.

(b) The Committee shall, as soon as it deems practicable following the expiration of the period for measuring the achievement of any performance criteria or standards established by the Committee when granting an Award of Restricted Stock Units, certify in writing whether, or the extent to which, the applicable performance criteria or standards were in fact satisfied. For purposes of this Section 10.1(b), approved minutes of the Committee shall be adequate written certification

Section 10.2 Value. Each Restricted Stock Unit shall represent one share of Stock.

Section 10.3 Payment for Restricted Stock Units. After satisfaction of the vesting schedule and any performance criteria specified in the Award agreement, the holder of a Restricted Stock Unit shall be entitled to receive the then-current Fair Market Value of a share of Stock multiplied by the number of Restricted Stock Units granted.

Section 10.4 Form and Timing of Payment. Payment to Participant as described in Section 10.3 above may be made in cash, Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum. Payment shall be delivered to Participant as soon as practicable after the Restricted Stock Unit vests, and in any event no later than 2 1/2 months after the end of the tax year in which the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture.

Section 10.5 Termination of Employment or Service; Change in Control; Performance Criteria. Unless otherwise provided in the Award agreement for the Restricted Stock Unit, the following shall apply:

(a) Termination of Employment or Service Due to Death or Disability. In the event a Participant's employment or service as a Non-Employee Director is terminated due to death or disability, all Restricted Stock Units shall immediately vest and all performance criteria specified in the Award agreement shall be deemed satisfied and payment shall be made in accordance with Section 10.4 (and any dividends or distributions that have accumulated shall be payable in accordance with Section 10.7).

(b) Termination of Employment or Service for Reasons Other than Death or Disability. In the event that a Participant's employment or service as a Non-Employee Director is terminated for any reason other than death or disability prior to vesting and the satisfaction of any applicable performance criteria, then any Restricted Stock Units that are not vested and for which the applicable performance criteria have not been satisfied at the date of such termination (together with any dividends or distributions that have accumulated) automatically shall be forfeited and returned to the Company; provided, however, that, in the event of retirement or an involuntary termination of the employment of a Participant by the Company other than for cause, the Committee in its sole discretion may waive the automatic forfeiture of any or all such Restricted Stock Units (and any related dividends or distributions accumulated with respect thereto).

(c) Change in Control. Unless otherwise provided in the Award agreement, upon a Change in Control, all Restricted Stock Units shall immediately vest and all performance criteria specified in the Award agreement shall be deemed satisfied and payment shall be made in accordance with Section 10.4 (and any dividends or distributions that have accumulated shall be payable in accordance with Section 10.7).

(d) Use of Performance Criteria. In connection with an Award of Restricted Stock Units based on the performance criteria or standards established by the Committee, the Restricted Stock Units Award agreement may specify that the restrictions on will lapse proportionately relative to the degree, if any, to which performance criteria or standards established by the Committee at the time of granting the Award have been achieved as of the expiration of the relevant measurement period, as certified by the Committee pursuant to Section 10.1(b) above, in which case, upon such certification: (i) the restrictions provided in this Section 10 shall lapse on the number of such Restricted Stock Units, if any, that is in proportion to the degree to which the performance criteria or standards have been achieved, as certified by the Committee, and (ii) the balance of such Restricted Stock Units automatically shall be forfeited and returned to the Company (together with any dividends or distributions that have accumulated).

Section 10.6 Nontransferability. No Restricted Stock Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. All rights with respect to Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

Section 10.7 No Dividend Payments. Unless otherwise set forth in the Award agreement, a Participant granted Restricted Stock Units shall not be credited with any dividends which would be received with respect to an equivalent number of shares of Stock. If a Participant is entitled to dividends, then the dividends shall be paid to the Participant as soon as practicable after the dividend date, and in no event later than 2 1/2 months after the end of the tax year in which the dividend is no longer subject to a substantial risk of forfeiture.

3. Except as specifically amended herein, all other terms and conditions contained in the Original Plan shall remain unchanged and shall continue in full force and effect.

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In Witness Whereof, the Board of Directors has caused this Amendment Number One to the Irwin Financial Corporation 2001 Stock Plan to be amended effective as of the Effective Date.

IRWIN FINANCIAL CORPORATION

By: /s/ Matthew F. Souza

Printed: Matthew F. Souza

Its: Secretary and Chief Administrative Officer